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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2003

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (IRS Employer Identification Number)

1375 Peachtree Street, NW
Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 404-815-0770

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

Exhibit No.	Description
99.1	Press release dated January 29, 2003
99.2	Net loss and net loss per share before accretion dividends, acquisition-related and goodwill amortization, intangible asset write-offs, and facility exit costs for the quarters and years ended December 31, 2001 and 2002

Item 9. Regulation FD Disclosure

        On January 29, 2003, EarthLink, Inc. ("EarthLink") issued a press release announcing its financial results for the quarter and year ended December 31, 2002. In the release, EarthLink also provided management's expectations for the first quarter ended March 31, 2003 and year ended December 31, 2003.

        Attached hereto as Exhibit 99.1 is a copy of the January 29, 2003 press release. Also, attached hereto as Exhibit 99.2 is a table which sets forth for the quarters and years ended December 31, 2001 and 2002, net loss and net loss per share before accretion dividends, acquisition-related and goodwill amortization, intangible asset write-offs, and facility exit costs.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)
By:	/s/ CHARLES G. BETTY Name: Charles G. Betty Title: President, Chief Executive Officer

Date: January 31, 2003

Exhibits

Exhibit No.	Description
99.1	Press release dated January 29, 2003
99.2	Net loss and net loss per share before accretion dividends, acquisition-related and goodwill amortization, intangible asset write-offs, and facility exit costs for the quarters and years ended December 31, 2001 and 2002

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES
Exhibits